Exhibit 1.1

ENTERGY GULF STATES RECONSTRUCTION FUNDING I, LLC

ENTERGY GULF STATES, INC.

$[___________] SENIOR SECURED TRANSITION BONDS, SERIES A

FORM OF UNDERWRITING AGREEMENT

June [__], 2007

To the Representatives named in Schedule I hereto
of the Underwriters named in Schedule II hereto

Ladies and Gentlemen:

    Introduction.

    Entergy Gulf States Reconstruction Funding I, LLC, a Delaware limited liability company (the "Issuer"), proposes, subject to the terms and conditions stated herein, to issue and sell $[___________] aggregate principal amount of its Senior Secured Transition Bonds, Series A (the "Bonds"), identified in Schedule I hereto, to the Underwriters named in Schedule II hereto. The Issuer and Entergy Gulf States, Inc., a Texas corporation and the Issuer's direct parent ("EGSI"), hereby confirm their agreement with the several Underwriters (as defined below) as set forth herein.

    The term "Underwriters" as used herein shall be deemed to mean the entity or several entities named in Schedule II hereto and any underwriter substituted as provided in Section 7 hereof and the term "Underwriter" shall be deemed to mean any one of such Underwriters. If the entity or entities listed in Schedule I hereto (the "Representatives") are the same as the entity or entities listed in Schedule II hereto, then the terms "Underwriters" and "Representatives", as used herein, shall each be deemed to refer to such entity or entities. All obligations of the Underwriters hereunder are several and not joint. If more than one entity is named in Schedule I hereto, any action under or in respect of this underwriting agreement ("Underwriting Agreement") may be taken by such entities jointly as the Representatives or by one of the entities acting on behalf of the Representatives and such action will be binding upon all the Underwriters.

    Capitalized terms used and not otherwise defined in this Underwriting Agreement shall have the meanings given to them in the Indenture (as defined below).
    Description of the Bonds.

    The issuance of the Bonds is authorized by the Financing Order (the "Financing Order"), issued by the Public Utility Commission Texas (the "PUCT") on April 2, 2007, as corrected by an order of the PUCT on April 23, 2007, in accordance with Texas House Bill (HB) 163 (together with Subchapter G of the Texas Electric Utility Restructuring Act, the "Financing Act"). The Bonds will be issued pursuant to an indenture to be dated as of June [__], 2007, as supplemented by one or more series supplements thereto (as so supplemented, the "Indenture"), between the Issuer and The Bank of New York, as indenture trustee (the "Indenture Trustee"). The Bonds will be senior secured obligations of the Issuer and will be supported by transition property (as more fully described in the Financing Order, "Series A Transition Property"), to be sold to the Issuer by EGSI pursuant to the Transition Property Sale Agreement, to be dated on or about June [ ], 2007 , between EGSI and the Issuer (the "Sale Agreement"). The Series A Transition Property securing the Bonds will be serviced pursuant to the Transition Property Servicing Agreement, to be dated on or about June [ ], 2007 , between EGSI, as servicer, and the Issuer, as owner of the Series A Transition Property sold to it pursuant to the Sale Agreement (the "Servicing Agreement").

    Representations and Warranties of the Issuer.

    The Issuer represents and warrants to the several Underwriters that:

      The Issuer and the Bonds meet the requirements for the use of Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), and each of the Issuer and EGSI, in its capacity as sponsor for the Issuer, has filed with the Securities and Exchange Commission (the "Commission") a registration statement on such form on April 20, 2007 (Registration Nos. 333-142252 and 333-142252-01), as amended by Amendment No. 1 thereto dated June [__], 2007, including a prospectus and a form of prospectus supplement, for the registration under the Securities Act of up to $[___________] aggregate principal amount of the Bonds. Such registration statement, as amended ("Registration Statement No. 333-142252"), has been declared effective by the Commission and no stop order suspending such effectiveness has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Issuer, threatened by the Commission. No transition bonds registered with the Commission under the Securities Act pursuant to Registration Statement No. 333-142252 have been previously issued. References herein to the term "Registration Statement" shall be deemed to refer to Registration Statement No. 333-142252, including any amendment thereto, all documents incorporated by reference therein pursuant to Item 12 of Form S-3 ("Incorporated Documents") and any information in a prospectus or a prospectus supplement deemed or retroactively deemed to be a part thereof pursuant to Rule 430B ("Rule 430B") or 430C ("Rule 430C") under the Securities Act that has not been superseded or modified. "Registration Statement" without reference to a time means the Registration Statement as of the Applicable Time (as defined below), which the parties agree is the time of the first Contract of Sale (as used in Rule 159) for the Bonds, and shall be considered the "Effective Date" of the Registration Statement relating to the Bonds. For purposes of this definition, information contained in a form of prospectus or prospectus supplement that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B or 430C shall be considered to be included in the Registration Statement as of the time specified in Rule 430B or 430C as appropriate. The final prospectus and the final prospectus supplement relating to the Bonds, as filed with the Commission pursuant to Rule 424(b) under the Securities Act, are referred to herein as the "Final Prospectus;" and the most recent preliminary prospectus and prospectus supplement that omitted information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act and that was used after the initial effectiveness of the Registration Statement and prior to the Applicable Time (as defined below) is referred to herein as the "Pricing Prospectus."

      (i) At the earliest time after the filing of the Registration Statement that the Issuer or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) of the Bonds and (ii) at the date hereof, the Issuer was not and is not an "ineligible issuer," as defined in Rule 405 under the Securities Act.

      At the time the Registration Statement initially became effective, at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether by post-effective amendment, incorporated report or form of prospectus) and on the Effective Date relating to the Bonds, the Registration Statement, and the Indenture, at the Closing Date, fully complied and will fully comply in all material respects with the applicable requirements of the Securities Act, the Trust Indenture Act of 1939 (the "Trust Indenture Act") and, in each case, the applicable instructions, rules and regulations of the Commission thereunder; the Registration Statement, at each of the aforementioned dates, did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. As of the Applicable Time and as of the Closing Date (as defined below), the Registration Statement and the Final Prospectus fully complied and will fully comply in all material respects with the applicable requirements of the Securities Act, the Trust Indenture Act and the applicable rules and regulations of the Commission thereunder, and neither of such documents includes any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading; and on said dates the Incorporated Documents, taken together as a whole, fully complied or will fully comply in all material respects with the applicable provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the applicable rules and regulations of the Commission thereunder; provided that the foregoing representations and warranties in this paragraph (c) shall not apply to statements or omissions made in reliance upon information furnished in writing to the Issuer or EGSI by, or on behalf of, any Underwriter through the Representatives expressly for use in connection with the preparation of the Registration Statement or the Final Prospectus, or to any statements in or omissions from any Statements of Eligibility on Form T-1 (or amendments thereto) of the Indenture Trustee under the Indenture filed as exhibits to the Registration Statement or Incorporated Documents or to any statements or omissions made in the Registration Statement or the Final Prospectus relating to The Depository Trust Company ("DTC") Book-Entry System that are based solely on information contained in published reports of DTC.

      As of its date, at the Applicable Time (as defined below), on the date of its filing, if applicable, and on the Closing Date, the Pricing Prospectus and each Issuer Free Writing Prospectus (as defined below) (other than the Pricing Term Sheet, as defined in Section 5(b) below), considered together, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading (except that (i) the principal amount of the Bonds, the tranches, the initial principal balances, the scheduled final payment dates, the final maturity dates, the expected average lives, the Expected Amortization Schedule and the Expected Sinking Fund Schedule described in the Pricing Prospectus supersede any previously issued descriptions of such information and (ii) the interest rate, price to the public and underwriting discounts and commissions for each tranche was not included in the Pricing Prospectus). The Pricing Term Sheet, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Bonds, considered together with the Pricing Prospectus and each other Issuer Free Writing Prospectus, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstance in which they are made, not misleading. The two preceding sentences do not apply to statements in or omissions from the Pricing Prospectus, the Pricing Term Sheet or any other Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Issuer or EGSI by any Underwriter through the Representatives specifically for use therein. "Issuer Free Writing Prospectus" means any "issuer free writing prospectus," as defined in Rule 433(h) of the Securities Act, relating to the Bonds, in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Issuer's records pursuant to Rule 433(g) of the Securities Act. References to the term "Free Writing Prospectus" shall mean a free writing prospectus, as defined in Rule 405 under the Securities Act. References to the term "Applicable Time" mean [ :00] AM/PM, eastern time, on the date hereof, except that if, subsequent to such Applicable Time, the Issuer, EGSI and the Underwriters have determined that the information contained in the Pricing Prospectus or any Issuer Free Writing Prospectus issued prior to such Applicable Time included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading and have terminated their old purchase contracts and entered into new purchase contracts with purchasers of the Bonds, then "Applicable Time" will refer to the first of such times when such new purchase contracts are entered into. The Issuer represents, warrants and agrees that it has treated and agrees that it will treat each of the free writing prospectuses listed on Schedule III hereto as an Issuer Free Writing Prospectus, and that each such Free Writing Prospectus has fully complied and will fully comply with the applicable requirements of Rules 164 and 433, including timely Commission filing where required, legending and record keeping.

      Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the Closing Date or until any earlier date that the Issuer notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (i) EGSI or the Issuer has promptly notified or will promptly notify the Representatives and (ii) EGSI or the Issuer has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Issuer or EGSI by any Underwriter through the Representatives specifically for use therein.

      The Issuer has been duly formed and is validly existing as a limited liability company in good standing under the Limited Liability Company Act of the State of Delaware, as amended, with full limited liability company power and authority to execute, deliver and perform its obligations under this Underwriting Agreement, the Bonds, the Sale Agreement, the Servicing Agreement, the Indenture, the Issuer LLC Agreement, the Administration Agreement and the other agreements and instruments contemplated by the Pricing Prospectus (collectively, the "Basic Documents") and to own its properties and conduct its business as described in the Pricing Prospectus; the Issuer has been duly qualified as a foreign limited liability company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where failure to so qualify or to be in good standing would not have a material adverse effect on the business, properties or financial condition of the Issuer; the Issuer has conducted and will conduct no business in the future that would be inconsistent with the description of the Issuer's business set forth in the Pricing Prospectus; the Issuer is not a party to or bound by any agreement or instrument other than the Basic Documents and other agreements or instruments incidental to its formation; the Issuer has no material liabilities or obligations other than those arising out of the transactions contemplated by the Basic Documents and as described in the Pricing Prospectus; EGSI is the beneficial owner of all of the limited liability company interests of the Issuer; and based on current law, the Issuer is not classified as an association taxable as a corporation for United States federal income tax purposes.

      The issuance and sale of the Bonds by the Issuer, the purchase of the Series A Transition Property by the Issuer from EGSI, the execution, delivery and compliance by the Issuer with all of the provisions of the Basic Documents to which the Issuer is a party, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any trust agreement, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Issuer is a party or by which the Issuer is bound or to which any of the property or assets of the Issuer is subject, which conflict, breach, violation or default would be material to the issue and sale of the Bonds or would have a material adverse effect on the general affairs, management, prospects, financial position or results of operations of the Issuer, nor will such action result in any violation of the Issuer's certificate of formation or limited liability company agreement (collectively, the "Issuer Charter Documents") or any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Issuer or any of its properties.

      This Underwriting Agreement has been duly authorized, executed and delivered by the Issuer, which has the necessary limited liability company power and authority to execute, deliver and perform its obligations under this Underwriting Agreement, and constitutes a valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting creditors' or secured parties' rights generally and by general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law; and possible limitations on enforceability of rights to indemnification or contribution by federal or state securities laws or regulations or by public policy.

      The Issuer (i) is not in violation of the Issuer Charter Documents, (ii) is not in default and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, except for any such defaults that would not, individually or in the aggregate, have a material adverse effect on its business, property or financial condition, and (iii) is not in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property may be subject, except for any such violations that would not, individually or in the aggregate, have a material adverse effect on its business, property or financial condition.

      The Indenture has been duly authorized by the Issuer, and, on the Closing Date, will have been duly executed and delivered by the Issuer and will be a valid and binding instrument, enforceable against the Issuer in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting creditors' or secured parties' rights generally and by general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law. On the Closing Date, the Indenture will (i) comply as to form with the requirements of the Trust Indenture Act and (ii) conform to the description thereof in the Pricing Prospectus and Final Prospectus.

      The Bonds have been duly authorized by the Issuer for issuance and sale to the Underwriters pursuant to this Underwriting Agreement and, when executed by the Issuer and authenticated by the Indenture Trustee in accordance with the Indenture and delivered to the Underwriters against payment therefor in accordance with the terms of this Underwriting Agreement, will constitute valid and binding obligations of the Issuer entitled to the benefits of the Indenture and enforceable against the Issuer in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting creditors' or secured parties' rights generally and by general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law, and possible limitations on enforceability of rights to indemnification or contribution by federal or state securities laws or regulations or by public policy; and the Bonds conform in all material respects to the description thereof in the Pricing Prospectus and Final Prospectus. The Issuer has all requisite limited liability company power and authority to issue, sell and deliver the Bonds in accordance with and upon the terms and conditions set forth in this Underwriting Agreement and in the Pricing Prospectus and Final Prospectus.

      There is no pending or threatened suit or proceeding before any court or governmental agency, authority or body or any arbitration involving the Issuer, the Series A Transition Property or the Bonds required to be disclosed in the Pricing Prospectus which is not adequately disclosed in the Pricing Prospectus.

      Other than any necessary action of the PUCT, any filings required under the Financing Act or Financing Order or as otherwise set forth or contemplated in the Pricing Prospectus, no approval, authorization, consent or order of any public board or body (except such as have been already obtained and other than in connection or in compliance with the provisions of applicable blue-sky laws or securities laws of any state, as to which the Issuer makes no representations or warranties), is legally required for the issuance and sale by the Issuer of the Bonds.

      Neither the Issuer nor EGSI is, and, after giving effect to the sale and issuance of the Bonds, will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

      Deloitte & Touche LLP, who have performed certain agreed upon procedures with respect to certain statistical and structural information contained in the Pricing Prospectus and the Final Prospectus, are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder.

      Each of the Sale Agreement, the Servicing Agreement, the Administration Agreement and Issuer LLC Agreement has been duly authorized by the Issuer, and when executed and delivered by the Issuer and the other parties thereto, will constitute a valid and legally binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting creditors' or secured parties' rights generally and by general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law, and possible limitations on enforceability of rights to indemnification or contribution by federal or state securities laws or regulations or by public policy.

    Representations and Warranties of EGSI.

    EGSI represents and warrants to the several Underwriters that:

      EGSI, in its capacity as sponsor with respect to the Bonds, and jointly with the Issuer, has filed with the Commission Registration Statement No. 333-142252 for the registration under the Securities Act of up to $[__________] aggregate principal amount of its transition bonds. Registration Statement No. 333-142252 has been declared effective by the Commission and no stop order suspending such effectiveness has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of EGSI, threatened by the Commission.

      (i) At the earliest time after the filing of the Registration Statement that the Issuer or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) of the Bonds and (ii) at the date hereof, EGSI was not and is not an "ineligible issuer," as defined in Rule 405 under the Securities Act.

      At the time the Registration Statement initially became effective, at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether by post-effective amendment, incorporated report or form of prospectus) and on the Effective Date relating to the Bonds, the Registration Statement, and the Indenture, on the Closing Date, fully complied and will fully comply in all material respects with the applicable requirements of the Securities Act, the Trust Indenture Act and the applicable rules and regulations of the Commission thereunder; the Registration Statement, at each of the aforementioned dates, did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading. As of the Applicable Time and as of the Closing Date, the Registration Statement and the Final Prospectus fully complied and will fully comply in all material respects to the requirements of the Securities Act, the Trust Indenture Act and the applicable rules and regulations of the Commission thereunder, and neither of such documents includes any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading; provided, that the foregoing representations and warranties in this paragraph (c) shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Issuer or EGSI by, or on behalf of, any Underwriter through the Representatives expressly for use in connection with the preparation of the Registration Statement or the Final Prospectus, or to any statements in or omissions from any Statement of Eligibility on Form T-1, or amendments thereto, of the Indenture Trustee under the Indenture filed as exhibits to the Registration Statement or Incorporated Documents or to any statements or omissions made in the Registration Statement or Final Prospectus relating to the DTC Book-Entry-Only System that are based solely on information contained in published reports of DTC.

      As of its date, at the Applicable Time (as defined below), on the date of its filing, if applicable, and on the Closing Date, the Pricing Prospectus and each Issuer Free Writing Prospectus (other than the Pricing Term Sheet), considered together, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading (except that the principal amount of the Bonds, the tranches, the initial principal balances, the scheduled final payment dates, the final maturity dates, the expected average lives, the Expected Amortization Schedule and the Expected Sinking Fund Schedule described in the Pricing Prospectus supersede any previously issued descriptions of such information and (ii) the interest rate, price to the public and underwriting discounts and commissions for each tranche was not included in the Pricing Prospectus). The Pricing Term Sheet, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Bonds, considered together with the Pricing Prospectus and each other Issuer Free Writing Prospectus, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading. The two preceding sentences do not apply to statements in or omissions from the Pricing Prospectus, the Pricing Term Sheet or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Issuer or EGSI by any Underwriter through the Representatives specifically for use therein. EGSI represents, warrants and agrees that it has treated and agrees that it will treat each of the free writing prospectuses listed on Schedule III hereto as an Issuer Free Writing Prospectus, and that each such Issuer Free Writing Prospectus has fully complied and will fully comply with the applicable requirements of Rules 164 and 433, including timely Commission filing where required, legending and record keeping

      Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Bonds or until any earlier date that the Issuer or EGSI notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (i) EGSI or the Issuer has promptly notified or will promptly notify the Representatives and (ii) EGSI or the Issuer has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Issuer or EGSI by any Underwriter through the Representatives specifically for use therein.

      EGSI has been duly formed and is validly existing as a corporation in good standing under the laws of the jurisdiction of its formation, has the corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as set forth in or contemplated by the Pricing Prospectus, is qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a material adverse effect on the business, property or financial condition of EGSI and its subsidiaries considered as a whole, and has all requisite power and authority to sell the Series A Transition Property as described in the Pricing Prospectus and to otherwise perform its obligations under any Basic Document to which it is a party. EGSI is the beneficial owner of all of the limited liability company interests of the Issuer.

      EGSI has no significant subsidiaries within the meaning of Rule 1-02(w) of Regulation S-X.

      The transfer by EGSI of all of its rights and interests under the Financing Order relating to the Bonds to the Issuer, the execution, delivery and compliance by EGSI with all of the provisions of the Basic Documents to which EGSI is a party, and the consummation by the Issuer and EGSI of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any trust agreement, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which EGSI is a party or by which EGSI is bound or to which any of the property or assets of EGSI is subject, which conflict, breach, violation or default would be material to the issue and sale of the Bonds.

      This Underwriting Agreement has been duly authorized, executed and delivered by EGSI, which has the necessary corporate power and authority to execute, deliver and perform its obligations under this Underwriting Agreement, and constitutes a valid and binding obligation of EGSI, enforceable against EGSI in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting creditors' or secured parties' rights generally and by general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law, and possible limitations on enforceability of rights to indemnification or contribution by federal or state securities laws or regulations or by public policy.

      EGSI (i) is not in violation of EGSI's restated articles of incorporation or bylaws, (ii) is not in default and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject which would be material to the issue and sale of the Bonds, or (iii) is not in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property may be subject which would be material to the issue and sale of the Bonds.

      There is no pending or threatened suit or proceeding before any court or governmental agency, authority or body or any arbitration involving EGSI, the Series A Transition Property or the Bonds required to be disclosed in the Pricing Prospectus which is not adequately disclosed in the Pricing Prospectus.

      Other than any necessary action of the PUCT, any filings required under the Financing Act or Financing Order or as otherwise set forth or contemplated in the Pricing Prospectus, no approval, authorization, consent or order of any public board or body (except such as have been already obtained and other than in connection or in compliance with the provisions of applicable blue-sky laws or securities laws of any state, as to which EGSI makes no representations or warranties), is legally required for the issuance and sale by the Issuer of the Bonds.

      Neither EGSI nor the Issuer is, and after giving effect to the sale and issuance of the Bonds, neither EGSI or the Issuer will be, an "investment company" within the meaning of the 1940 Act.

      Each of the Sale Agreement, Servicing Agreement and Administrative Agreement has been duly and validly authorized by EGSI, and when executed and delivered by EGSI and the other parties thereto will constitute a valid and legally binding obligation of EGSI, enforceable against EGSI in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting creditors' or secured parties' rights generally and by general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law, and possible limitations on enforceability of rights to indemnification or contribution by federal or state securities laws or regulations or by public policy.

      There are no Texas transfer taxes related to the transfer of the Series A Transition Property or the issuance and sale of the Bonds to the Underwriters pursuant to this Underwriting Agreement required to be paid at or prior to the Closing Date by EGSI or the Issuer.

      Deloitte & Touche LLP are independent public accountants with respect to EGSI as required by the Securities Act and the rules and regulations of the Commission thereunder.

    Investor Communications.

      The Issuer and EGSI represent and agree that, unless they obtain the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Issuer and EGSI and the Representatives, it has not made and will not make any offer relating to the Bonds that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a "free writing prospectus," required to be filed by the Issuer or EGSI, as applicable, with the Commission or retained by the Issuer or EGSI, as applicable, under Rule 433 under the Securities Act; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Term Sheets and each other Free Writing Prospectus identified in Schedule III hereto.

      EGSI and the Issuer (or the Representatives at the direction of the Issuer) will prepare a final pricing term sheet relating to the Bonds (the "Pricing Term Sheet"), containing only information that describes the final pricing terms of the Bonds and otherwise in a form consented to by the Representatives, and will file such final pricing term sheet within the period required by Rule 433(d)(5)(ii) following the date such final terms have been established for all classes of the offering of the Bonds. The Pricing Term Sheet is an Issuer Free Writing Prospectus for purposes of this Underwriting Agreement.

      Each Underwriter may provide to investors one or more of the Free Writing Prospectuses, including the Term Sheets, subject to the following conditions:

        Unless preceded or accompanied by a prospectus satisfying the requirements of Section 10(a) of the Securities Act, an Underwriter shall not convey or deliver any Written Communication (as defined herein) to any person in connection with the initial offering of the Bonds, unless such Written Communication (i) is made in reliance on Rule 134 under the Securities Act, (ii) constitutes a prospectus satisfying the requirements of Rule 430B under the Securities Act, (iii) constitutes "ABS informational and computational information" as defined in Item 1101 of Regulation AB, (iv) is an Issuer Free Writing Prospectus listed on Schedule IV hereto or (v) is an Underwriter Free Writing Prospectus (as defined below). "Written Communication" has the same meaning as that term is defined in Rule 405 under the Securities Act.

        An "Underwriter Free Writing Prospectus" means any free writing prospectus that contains only preliminary or final terms of the Transition Bonds and is not required to be filed by EGSI or the Issuer pursuant to Rule 433 and that contains information substantially the same as the information contained in the Pricing Prospectus or Pricing Term Sheet (including, without limitation, (i) the class, size, rating, price, CUSIPs, coupon, yield, spread, benchmark, status and/or legal maturity date of the Bonds, the weighted average life, expected first and final payment dates, trade date, settlement date, transaction parties, credit enhancement, logistical details related to the location and timing of and access to the roadshow, ERISA eligibility, legal investment status and payment window of one or more classes of Bonds and (ii) a column or other entry showing the status of the subscriptions for the Bonds, both for the Bonds as a whole and for each Underwriter's retention, and/or expected pricing parameters of the Bonds).

        Each Underwriter shall comply with all applicable laws and regulations in connection with the use of Free Writing Prospectuses and Term Sheets, including but not limited to Rules 164 and 433 under the Securities Act.

        All Free Writing Prospectuses provided to investors, whether or not filed with the Commission, shall bear a legend including substantially the following statement:

        Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Issuer has filed with the SEC for more complete information about Issuer and the offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Issuer, any underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling Morgan Stanley & Co. Incorporated toll-free at 1-866-718-1649.

        The Issuer and the Representatives shall have the right to require additional specific legends or notations to appear on any Free Writing Prospectus, the right to require changes regarding the use of terminology and the right to determine the types of information appearing therein with the approval of, in the case of the Issuer, Representatives and, in the case of the Representatives, the Issuer (which in either case shall not be unreasonably withheld).

        Each Underwriter covenants with the Issuer and EGSI that after the Final Prospectus is available such Underwriter shall not distribute any written information concerning the Bonds to an investor unless such information is preceded or accompanied by the Final Prospectus or by notice to the investor that the Final Prospectus is available for free by visiting EDGAR on the SEC website at www.sec.gov.

        Each Underwriter agrees and covenants that if an Underwriter shall use an Underwriter Free Writing Prospectus, the liability arising from its use shall be the sole responsibility of the Underwriter using such Underwriter Free Writing Prospectus unless the Underwriter Free Writing Prospectus was consented to in advance by EGSI; provided, however, that, for the avoidance of doubt, (a) this clause (v) shall not be interpreted as tantamount to the indemnification obligations contained in Section 11(b) hereof and (b) no Underwriter shall be responsible for any errors or omissions in an Underwriter Free Writing Prospectus to the extent that such error or omission related to or was derived from any information provided by the Issuer or EGSI.

    Purchase and Sale.

    On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Issuer shall sell to each of the Underwriters, and each Underwriter shall purchase from the Issuer, at the time and place herein specified, severally and not jointly, at the purchase price set forth in Schedule I hereto, the principal amount of the Bonds set forth opposite such Underwriter's name in Schedule II hereto. The Underwriters agree to make a public offering of the Bonds. The Issuer shall pay (in the form of a discount to the principal amount of the offered Bonds) to the Underwriters a commission equal to $[ ].

    Time and Place of Closing.

    Delivery of the Bonds against payment of the aggregate purchase price therefor by wire transfer in federal funds shall be made at the place, on the date and at the time specified in Schedule I hereto, or at such other place, time and date as shall be agreed upon in writing by the Issuer and the Representatives. The hour and date of such delivery and payment are herein called the "Closing Date". The Bonds shall be delivered to DTC or to The Bank of New York, as custodian for DTC, in fully registered global form registered in the name of Cede & Co., for the respective accounts specified by the Representatives not later than the close of business on the business day preceding the Closing Date or such other time as may be agreed upon by the Representatives. The Issuer agrees to make the Bonds available to the Representatives for checking purposes not later than 1:00 P.M. New York Time on the last business day preceding the Closing Date at the place specified for delivery of the Bonds in Schedule I hereto, or at such other place as the Issuer may specify.

    If any Underwriter shall fail or refuse to purchase and pay for the aggregate principal amount of Bonds that such Underwriter has agreed to purchase and pay for hereunder, the Issuer shall immediately give notice to the other Underwriters of the default of such Underwriter, and the other Underwriters shall have the right within 24 hours after the receipt of such notice to determine to purchase, or to procure one or more others, who are members of the National Association of Securities Dealers, Inc. ("NASD") (or, if not members of the NASD, who are not eligible for membership in the NASD and who agree (i) to make no sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein and (ii) in making sales to comply with the NASD's Conduct Rules) and satisfactory to the Issuer, to purchase, upon the terms herein set forth, the aggregate principal amount of Bonds that the defaulting Underwriter had agreed to purchase. If any non-defaulting Underwriter or Underwriters shall determine to exercise such right, such Underwriter or Underwriters shall give written notice to the Issuer of the determination in that regard within 24 hours after receipt of notice of any such default, and thereupon the Closing Date shall be postponed for such period, not exceeding three business days, as the Issuer shall determine. If in the event of such a default no non-defaulting Underwriter shall give such notice, then this Underwriting Agreement may be terminated by the Issuer, upon like notice given to the non-defaulting Underwriters, within a further period of 24 hours. If in such case the Issuer shall not elect to terminate this Underwriting Agreement it shall have the right, irrespective of such default:

      to require each non-defaulting Underwriter to purchase and pay for the respective aggregate principal amount of Bonds that it had agreed to purchase hereunder as hereinabove provided and, in addition, the aggregate principal amount of Bonds that the defaulting Underwriter shall have so failed to purchase up to aggregate principal amount of Bonds equal to one-tenth (1/10) of the aggregate principal amount of Bonds that such non-defaulting Underwriter has otherwise agreed to purchase hereunder, and/or to procure one or more persons, reasonably acceptable to the Representatives, who are members of the NASD (or, if not members of the NASD, who are not eligible for membership in the NASD and who agree (i) to make no sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein and (ii) in making sales to comply with the NASD's Conduct Rules), to purchase, upon the terms herein set forth, either all or a part of the aggregate principal amount of Bonds that such defaulting Underwriter had agreed to purchase or that portion thereof that the remaining Underwriters shall not be obligated to purchase pursuant to the foregoing clause (a).

    In the event the Issuer shall exercise its rights under (a) and/or (b) above, the Issuer shall give written notice thereof to the non-defaulting Underwriters within such further period of 24 hours, and thereupon the Closing Date shall be postponed for such period, not exceeding three business days, as the Issuer shall determine.

    In the computation of any period of 24 hours referred to in this Section 7, there shall be excluded a period of 24 hours in respect of each Saturday, Sunday or legal holiday that would otherwise be included in such period of time.

    Any action taken by the Issuer or EGSI under this Section 7 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Underwriting Agreement. Termination by the Issuer under this Section 7 shall be without any liability on the part of the Issuer, EGSI or any non-defaulting Underwriter, except as otherwise provided in Sections 8(a)(ii) and 11 hereof.

    Covenants.

      Covenants of the Issuer.

      The Issuer covenants and agrees with the several Underwriters that:

        If, during such period of time (not exceeding nine months) after the Final Prospectus has been filed with the Commission pursuant to Rule 424 as in the opinion of Counsel for the Underwriters (as defined below) a prospectus covering the Bonds is required by law to be delivered in connection with sales by an Underwriter or dealer (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), any event relating to or affecting the Issuer, the Bonds or the Series A Transition Property or of which the Issuer shall be advised in writing by the Representatives shall occur that in the Issuer's reasonable judgment after consultation with Counsel for the Underwriters should be set forth in a supplement to, or an amendment of, the Final Prospectus in order to make the Final Prospectus not misleading in the light of the circumstances when it is delivered to a purchaser (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Issuer will promptly notify the Representatives of such event and, at its expense, amend or supplement the Final Prospectus by either (A) preparing and furnishing to the Underwriters at the Issuer's expense a reasonable number of copies of a supplement or supplements or an amendment or amendments to the Final Prospectus or (B) making an appropriate filing pursuant to Section 13 or Section 15 of the Exchange Act, which will supplement or amend the Final Prospectus so that, as supplemented or amended, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when the Final Prospectus is delivered to a purchaser (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), not misleading; provided that should such event relate solely to the activities of any of the Underwriters, then such Underwriters shall assume the expense of preparing and furnishing any such amendment or supplement.

        The Issuer or EGSI will, except as herein provided, pay or cause to be paid, all reasonable costs and expenses of the Issuer, the Indenture Trustee and the Underwriters incident to the performance of the obligations hereunder, including, without limiting the generality of the foregoing, (A) all costs, taxes and expenses incident to the issue and delivery of the Bonds to the Underwriters, (B) all costs and expenses incident to the preparation, printing, reproduction and distribution of the Registration Statement as originally filed with the Commission and each amendment or supplement thereto, the Pricing Prospectus (including any amendments and supplements thereto), the Final Prospectus (including any amendments and supplements thereto), and any Issuer Free Writing Prospectuses, (C) all reasonable fees, disbursements and expenses of (1) the Issuer's counsel, (2) EGSI's counsel, (3) the Indenture Trustee's counsel, (4) the Underwriters' counsel, (5) the Issuer's accountants and (6) EGSI's accountants, (D) all fees charged by the Rating Agencies in connection with the rating of the Bonds, (E) all fees of DTC in connection with the book-entry registration of the Bonds, (F) all costs and expenses incurred in connection with the qualification of the Bonds for sale under the laws of such jurisdictions in the United States as the Representatives may designate, together with costs and expenses in connection with any filing with the National Association of Securities Dealers with respect with the transactions contemplated hereby (including counsel fees not to exceed $10,000), and (G) and all costs and expenses of printing and distributing all of the documents in connection the Bonds.

        The Issuer will cause the Pricing Prospectus and the Final Prospectus to be filed with the Commission pursuant to Rule 424 as soon as practicable and advise the Underwriters of any stop order suspending the effectiveness of the Registration Statement or the institution of any proceeding therefor of which Issuer shall have received notice. The Issuer has complied and will comply with Rule 433 under the Securities Act in connection with the offering of the Bonds.

        If the sale of the Bonds provided for herein is not consummated because any condition set forth in Section 9 hereof is not satisfied, because of any termination pursuant to Section 12 hereof or because of any refusal, inability or failure on the part of EGSI or the Issuer to perform any agreement herein or comply with any provision hereof other than by reason of a default (including under Section 7) by any of the Underwriters, EGSI or the Issuer will reimburse the Underwriters upon demand for the reasonable fees and disbursements of Counsel for the Underwriters, and will reimburse the Underwriters for their reasonable out-of-pocket expenses, in an aggregate amount not exceeding $200,000, incurred by them in connection with the proposed purchase and sale of the Bonds. The Issuer shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits.

        During the period from the date of this Underwriting Agreement to the date that is five days after the Closing Date, the Issuer will not, without the prior written consent of the Representatives, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any asset-backed securities (other than the Bonds).

        To the extent, if any, that any rating necessary to satisfy the condition set forth in Section 9(dd) of this Underwriting Agreement is conditioned upon the furnishing of documents or the taking of other actions by the Issuer on or after the Closing Date, the Issuer shall furnish such documents and take such other actions.

        For a period from the date of this Underwriting Agreement until the retirement of the Bonds or until such time as the Underwriters shall cease to maintain a secondary market in the Bonds, whichever occurs first, the Issuer shall file with the Commission, and to the extent permitted by and consistent with the Issuer's obligations under applicable law, make available on the website associated with the Issuer's parent or affiliate, such periodic reports, if any, as are required (without regard to the number of holders of Bonds to the extent permitted by and consistent with the Issuer's obligations under applicable law) from time to time under Section 13 or Section 15(d) of the Exchange Act, and the Issuer shall not voluntarily suspend or terminate its filing obligations with the Commission. The Issuer shall also, to the extent permitted by and consistent with the Issuer's obligations under applicable law, include in the periodic and other reports to be filed with the Commission as provided above, such information as required by Section 3.07(g) of the Indenture with respect to the Bonds. To the extent that the Issuer's obligations are terminated or limited by an amendment to Section 3.07(g) of the Indenture, or otherwise, such obligations shall be correspondingly terminated or limited hereunder.

        The Issuer will furnish to the Representatives and Counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto), and as many copies of the Pricing Prospectus and the Final Prospectus and any amendment or supplement thereto as the Representatives may reasonably request.

        So long as any of the Bonds are outstanding, the Issuer will furnish to the Representatives, if and to the extent not posted on the Issuer or its affiliate's website, (A) as soon as available, a copy of each report of the Issuer filed with the Commission under the Exchange Act or mailed to Bondholders (to the extent such reports are not publicly available on the Commission's website), (B) a copy of any filings with the PUCT pursuant to the Financing Act and the Financing Order including, but not limited to, any Issuance Advice Letter or any annual or more frequent True-Up Advice Letters, and (C) from time to time, any information concerning the Issuer as the Representatives may reasonably request.

      Covenants of EGSI.

      EGSI covenants and agrees with the several Underwriters that, to the extent that the Issuer has not already performed such act pursuant to Section 8(a):

        The Issuer will furnish to the Representatives and Counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto), and as many copies of the Pricing Prospectus and the Final Prospectus and any amendment or supplement thereto as the Representatives may reasonably request.

        EGSI, in its capacity as sponsor with respect to the Bonds, will cause the Pricing Prospectus and the Final Prospectus to be filed with the Commission pursuant to Rule 424 as soon as practicable and advise the Underwriters of any stop order suspending the effectiveness of the Registration Statement or the institution of any proceeding therefor of which Issuer shall have received notice.

        As soon as practicable, but not later than 16 months, after the date hereof, EGSI, in its capacity as sponsor with respect to the Bonds, will make generally available to its security holders, an earnings statement (which need not be audited) that will satisfy the provisions of Section 11(a) of the Securities Act with respect to the Bonds.

        EGSI, in its capacity as sponsor with respect to the Bonds, will furnish such proper information as may be lawfully required and otherwise cooperate in qualifying the Bonds for offer and sale under the blue-sky laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Bonds; provided that neither the Issuer nor EGSI shall be required to qualify as a foreign limited liability company or foreign corporation or dealer in securities, file any consents to service of process under the laws of any jurisdiction, or meet any other requirements deemed by the Issuer or EGSI, as applicable, to be unduly burdensome.

        EGSI will not file any amendment to the Registration Statement or amendment or supplement to the Final Prospectus during the period when a prospectus relating to the Bonds is required to be delivered under the Securities Act, without prior notice to the Underwriters, or to which Thelen Reid Brown Raysman & Steiner LLP, who are acting as counsel for the Underwriters ("Counsel for the Underwriters"), shall reasonably object by written notice to EGSI and the Issuer.

        To the extent permitted by applicable law and the agreements and instruments that bind EGSI, EGSI will use its reasonable best efforts to cause the Issuer to comply with the covenants set forth in Section 8(a) hereof.

        EGSI will use its reasonable best efforts to prevent the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement and, if issued, to obtain as soon as possible the withdrawal thereof.

        If, during such period of time (not exceeding nine months) after the Final Prospectus has been filed with the Commission pursuant to Rule 424 as in the opinion of Counsel for the Underwriters a prospectus covering the Bonds is required by law to be delivered in connection with sales by an Underwriter or dealer, any event relating to or affecting EGSI, the Bonds or the Series A Transition Property or of which EGSI shall be advised in writing by the Representatives shall occur that in EGSI's reasonable judgment after consultation with Counsel for the Underwriters should be set forth in a supplement to, or an amendment of, the Final Prospectus in order to make the Final Prospectus not misleading in the light of the circumstances when it is delivered to a purchaser, EGSI will cause the Issuer to promptly notify the Representatives of such event and, at EGSI's or the Issuer's expense, to amend or supplement the Final Prospectus by either (A) preparing and furnishing to the Underwriters at EGSI's or the Issuer's expense a reasonable number of copies of a supplement or supplements or an amendment or amendments to the Final Prospectus or (B) causing the Issuer to make an appropriate filing pursuant to Section 13 or Section 15 of the Exchange Act, which will supplement or amend the Final Prospectus so that, as supplemented or amended, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when the Final Prospectus is delivered to a purchaser, not misleading; provided that should such event relate solely to the activities of any of the Underwriters, then such Underwriters shall assume the expense of preparing and furnishing any such amendment or supplement.

        During the period from the date of this Underwriting Agreement to the date that is five days after the Closing Date, EGSI will not, without the prior written consent of the Representatives, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any asset-backed securities (other than the Bonds).

        EGSI will cause the proceeds for the issuance and sale of the Bonds to be applied for the purposes described in the Pricing Prospectus.

        To the extent, if any, that any rating necessary to satisfy the condition set forth in Section 9(dd) of this Underwriting Agreement is conditioned upon the furnishing of documents or the taking of other actions by EGSI on or after the Closing Date, EGSI shall furnish such documents and take such other actions.

        The initial Transition Charge will be calculated in accordance with the Financing Order.

    Conditions to the Obligations of the Underwriters.

    The obligations of the Underwriters to purchase the Bonds shall be subject to the accuracy of the representations and warranties on the part of the Issuer and EGSI contained in this Underwriting Agreement, on the part of EGSI contained in Article III of the Sale Agreement, and on the part of EGSI contained in Section 6.01 of the Servicing Agreement as of the Closing Date, to the accuracy of the statements of the Issuer and EGSI made in any certificates pursuant to the provisions hereof, to the performance by the Issuer and EGSI of their obligations hereunder, and to the following additional conditions:

      The Final Prospectus shall have been filed with the Commission pursuant to Rule 424 prior to 5:30 P.M., New York time, on the second business day after the date of this Underwriting Agreement. In addition, all material required to be filed by the Issuer or EGSI pursuant to Rule 433(d) under the Securities Act that was prepared by either of them or that was prepared by any Underwriter with the Issuer's consent and timely provided to the Issuer or EGSI shall have been filed with the Commission within the applicable time period prescribed for such filing by such Rule 433(d).

      No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for that purpose shall be pending before, or threatened by, the Commission on the Closing Date; and the Underwriters shall have received one or more certificates, dated the Closing Date and signed by an officer of EGSI and the Issuer, as appropriate, to the effect that no such stop order is in effect and that no proceedings for such purpose are pending before, or to the knowledge of EGSI or the Issuer, as the case may be, threatened by, the Commission.

      Thelen Reid & Priest LLP, as Counsel for the Underwriters, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (c) hereto), dated the Closing Date, with respect to the issuance and sale of the Bonds, the Indenture, the other Basic Documents, the Registration Statement and other related matters; and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

      Richards, Layton & Finger, P.A., special Delaware counsel for EGSI and the Issuer, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (d) hereto), dated the Closing Date, regarding the filing of a voluntary bankruptcy petition.

      Richards, Layton & Finger, P.A. special Delaware counsel to EGSI and the Issuer, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (e) hereto), dated the Closing Date, regarding certain security interest matters.

      Sidley Austin LLP, counsel for the Issuer and EGSI, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (f) hereto), dated the Closing Date, regarding certain aspects of the transactions contemplated by the Issuer Documents, including the Indenture and the Trustee's security interest under the Uniform Commercial Code.

      Sidley Austin LLP, counsel for the Issuer and EGSI, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (g) hereto), dated the Closing Date, regarding various issues requested by the Representative, including negative assurances and other corporate matters.

      Sidley Austin LLP, counsel for the Issuer and EGSI, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (h) hereto), dated the Closing Date, regarding bankruptcy issues.

      Clark Thomas Winters, a Professional Corporation, Texas counsel for the Issuer and EGSI, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (i) hereto), dated the Closing Date, regarding certain Texas constitutional matters relating to the Transition Property.

      Sidley Austin LLP, counsel for the Issuer and EGSI, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (j) hereto), dated the Closing Date, regarding certain federal tax matters.

      Clark Thomas & Winters, a Professional Corporation, Texas counsel for the Issuer and EGSI, and Sidley Austin LLP, counsel for the Issuer and EGSI, each shall have furnished to the Representatives their written opinions (substantially in the forms attached as Annex I (k)(1) and Annex I (k)(2) hereto, respectively) to the effect that the Transition Property is not subject to the lien of EGSI's Indenture of Mortgage, dated September 1, 1926, as supplemented and modified.

      Clark Thomas & Winters, a Professional Corporation, Texas counsel for the Issuer and EGSI, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (l) hereto), dated the Closing Date, with respect to the characterization of the transfer of the Transition Property by EGSI to the Issuer as a "true sale" for Texas law purposes.

      Sidley Austin LLP, counsel for the Issuer and EGSI, shall have furnished to the Representatives its written respective opinions (substantially in the form attached as Annex I (m) hereto), dated the Closing Date, regarding certain federal constitutional matters relating to the Transition Property.

      Stradley, Ronon, Stevens & Young LLP, counsel for the Indenture Trustee, shall have furnished to the Representatives their written opinions (each substantially in the form attached as Annex I (n) hereto), dated the Closing Date, regarding certain matters relating to the Indenture Trustee.

      Clark, Thomas & Winters, a Professional Corporation, special regulatory counsel for EGSI and the Issuer, shall have furnished to the representatives their opinion (substantially in the form attached as Annex I (o) hereto), dated the Closing Date, regarding certain Texas regulatory issues.

      Clark, Thomas & Winters, a Professional Corporation, special regulatory counsel for EGSI and the Issuer, shall have furnished to the representatives their opinion (substantially in the form attached as Annex I (p) hereto), dated the Closing Date, with respect to the treatment of retail electric provider payments as transition charges.

      Clark, Thomas & Winters, a Professional Corporation, counsel to EGSI and the Issuer, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (q) hereto), dated the Closing Date, regarding various issues requested by the Representative, including enforceability and certain Texas perfection and priority issues.

      Sidley Austin LLP, counsel for the Issuer and EGSI, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (r) hereto), dated the Closing Date, regarding certain bankruptcy and creditors' rights issues relating to the Issuer.

      Richards, Layton & Finger, P.A., special Delaware counsel for the Issuer and EGSI, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (s) hereto), dated the Closing Date, regarding certain matters of Delaware law.

      Clark, Thomas & Winters, a Professional Corporation, Texas counsel for the Issuer and EGSI, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (t) hereto), dated the Closing Date, regarding the possibility and merits of an appeal or attack of the Financing Act.

      Clark, Thomas & Winters, a Professional Corporation, Texas counsel for the Issuer and EGSI, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (u) hereto), dated the Closing Date, as to certain Texas tax matters.

      Clark, Thomas & Winters, a Professional Corporation, Texas counsel for the Issuer and EGSI, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (v) hereto), dated the Closing Date, as to the consequences of the abolishment of the PUCT or the repeal of the Financing Act by operation of the Texas Sunset Act.

      Clark, Thomas & Winters, a Professional Corporation, Texas counsel for the Issuer and EGSI, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (w) hereto), dated the Closing Date, with respect to additional corporate matters.

      Dawn A. Abuso, Esq., Senior Counsel-Corporate and Securities of Entergy Services, Inc., shall have furnished to the Representatives her written opinion (substantially in the form attached as Annex I (x) hereto), dated the Closing Date, with respect to additional corporate matters.

      Clark, Thomas & Winters, a Professional Corporation, Texas counsel for the Issuer and EGSI, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (y) hereto), dated the Closing Date, with respect to various issues requested by the Representatives.

      On or prior to the date of this Underwriting Agreement and on or before the Closing Date, Deloitte & Touche LLP shall have furnished to the Representatives one or more agreed upon procedure reports regarding certain calculations and computations relating to the Bonds, contained in the Pricing Prospectus, the Final Prospectus or any Free Writing Prospectus, in form or substance reasonably satisfactory to the Representatives, in each case in respect of which the Representatives shall have made specific requests therefor and shall have provided acknowledgment or similar letters to Deloitte & Touche LLP reasonably necessary in order for Deloitte & Touche LLP to issue such reports.

      Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Pricing Prospectus and the Final Prospectus, there shall not have been any change specified in the Rating Agency letters required by subsection (dd) of this Section 9 which is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Bonds as contemplated by the Registration Statement and the Final Prospectus.

      The Issuer LLC Agreement, the Administrative Agreement, the Sale Agreement, the Servicing Agreement and the Indenture and any amendment or supplement to any of the foregoing shall have been executed and delivered.

      Since the respective dates as of which information is given in each of the Registration Statement and in the Pricing Prospectus and as of the Closing Date there shall have been no (i) material adverse change in the business, property or financial condition of EGSI and its subsidiaries, taken as a whole, whether or not in the ordinary course of business, or the Issuer or (ii) adverse development concerning the business or assets of EGSI and its subsidiaries, taken as a whole, or the Issuer which would be reasonably likely to result in a material adverse change in the prospective business, property or financial condition of EGSI and its subsidiaries, taken as a whole, whether or not in the ordinary course of business, or the Issuer or (iii) development which would be reasonably likely to result in a material adverse change, in the Series A Transition Property, the Bonds or the Financing Order.

      At the Closing Date, (i) the Bonds shall be rated at least "Aaa", "AAA", and "AAA" by Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's, a division of the McGraw-Hill Companies, Inc. ("S&P") and Fitch, Inc. ("Fitch"), respectively, and the Issuer shall have delivered to the Underwriters a letter from each such Rating Agency, or other evidence satisfactory to the Underwriters, confirming that the Bonds have such ratings, and (ii) neither Moody's, S&P nor Fitch shall have, since the date of this Underwriting Agreement, downgraded or publicly announced that it has under surveillance or review, with possible negative implications, its ratings of the Issuer's debt securities.

      The Issuer and EGSI shall have furnished or caused to be furnished to the Representatives at the Closing Date certificates of officers of EGSI and the Issuer, reasonably satisfactory to the Representatives, as to the accuracy of the representations and warranties of the Issuer and EGSI herein, in the Sale Agreement, Servicing Agreement and the Indenture at and as of the Closing Date, as to the performance by the Issuer and EGSI of all of their obligations hereunder to be performed at or prior to such Closing Date, as to the matters set forth in subsections (b) and (g) of this Section and as to such other matters as the Representatives may reasonably request.

      An issuance advice letter, in a form consistent with the provisions of the Financing Order, shall have been filed with the PUCT and shall have become effective.

      On or prior to the Closing Date, the Issuer shall have delivered to the Representatives evidence, in form and substance reasonably satisfactory to the Representatives, that appropriate filings have been or are being made in accordance with the Restructuring Act, the Financing Order and other applicable law reflecting the grant of a security interest by the Issuer in the collateral relating to the Bonds to the Indenture Trustee, including the filing of the requisite notices in the office of the Secretary of State of the State of Texas.

      On or prior to the Closing Date, EGSI shall have funded the capital subaccount of the Issuer with cash in an amount equal to $[ ].

      The Issuer and EGSI shall have furnished or caused to be furnished or agree to furnish to the Rating Agencies at the Closing Date such opinions and certificates as the Rating Agencies shall have reasonably requested prior to such Closing Date.

      On or prior to the Closing Date, the Issuer shall have delivered to the Representatives evidence, in form and substance reasonably satisfactory to the Representatives, of (i) a certificate that attaches a true, correct and complete copy of the Financing Order and certifies such copy to be the act and deed of the PUCT and (ii) a certificate that states the Financing Order has not been altered, rescinded, amended, modified, revoked, or supplemented as of the Closing Date.

    Any opinion letters delivered on the Closing Date to the Rating Agencies beyond those being delivered to the Underwriters above shall either (x) include the Underwriters as addressees or (y) be accompanied by reliance letters addressed to the Underwriters referencing such letters.

    If any of the conditions specified in this Section 9 shall not have been fulfilled in all material respects when and as provided in this Underwriting Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Underwriting Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and Counsel for the Underwriters, this Underwriting Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Issuer in writing or by telephone or facsimile confirmed in writing.

    Conditions of Issuer's Obligations. The obligation of the Issuer to deliver the Bonds shall be subject to the conditions that no stop order suspending the effectiveness of the Registration Statement shall be in effect at the Closing Date and no proceeding for that purpose shall be pending before, or threatened by, the Commission at the Closing Date and the issuance advice letter described in Section 9(ff) shall have become effective. In case these conditions shall not have been fulfilled, this Underwriting Agreement may be terminated by the Issuer upon notice thereof to the Underwriters. Any such termination shall be without liability of any party to any other party except as otherwise provided in Sections 8(a)(ii) and 11 hereof.

    Indemnification and Contribution.

      EGSI and the Issuer, jointly and severally, will indemnify and hold harmless each Underwriter, and its directors and officers, and each person who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Financing Act, the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment or supplement thereof, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Pricing Prospectus, the Final Prospectus, the Issuer Free Writing Prospectuses or in any amendment thereof or amendment or supplement thereto, (iii) the omission or alleged omission to state in the Registration Statement, the Pricing Prospectus, the Final Prospectus or the Issuer Free Writing Prospectuses a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iv) any information prepared by or on behalf of the Issuer or EGSI and provided to the Underwriters, and will reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, neither the Issuer nor EGSI will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Issuer or EGSI by or on behalf any Underwriter through the Representatives specifically for inclusion therein it being understood and agreed that the only such information furnished by any Underwriter consists of the information set forth in Schedule IV hereto, or arises out of, or based upon, statements in or omissions from that part of the Registration Statement that shall constitute the Statement of Eligibility under the Trust Indenture Act of the Indenture Trustee with respect to any indenture qualified pursuant to the Registration Statement; and provided further, that the indemnity agreement contained in this Section 11 shall not inure to the benefit of any Underwriter (or of any officer or director of such Underwriter or of any person controlling such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) on account of any such losses, claims, damages, liabilities, expenses or actions, joint or several, arising from the sale of the Bonds to any person if a copy of the Pricing Prospectus (including any amendment or supplement thereto if any amendments or supplements thereto shall have been furnished to the Underwriters at or prior to the time of the sale involved) (exclusive of the Incorporated Documents) shall not have been given or sent to such person by or on behalf of such Underwriter with or prior to the sale of the Bonds to such person unless the alleged omission or alleged untrue statement was not corrected in the Pricing Prospectus (including any amendment or supplement thereto if any amendments or supplements thereto shall have been furnished to the Underwriters at or prior to the time of the sale involved) at the time of such sale.

      Each Underwriter severally agrees to indemnify and hold harmless EGSI and the Issuer, each of their directors, officers and managers, each of their officers, directors or managers who signs the Registration Statement, and each person who controls EGSI or the Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Financing Act, the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment or supplement thereof, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Pricing Prospectus, the Final Prospectus, the Issuer Free Writing Prospectuses or in any amendment thereof or amendment or supplement thereto, (iii) the omission or alleged omission to state in the Registration Statement, the Pricing Prospectus, the Final Prospectus or the Issuer Free Writing Prospectuses a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but only with reference to written information relating to such Underwriter furnished to the Issuer or EGSI by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity it being understood and agreed that the only such information furnished by any Underwriter consists of the information set forth in Schedule IV hereto and the Representatives confirm that such statements are correct in all material respects. This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have.

      EGSI and the several Underwriters each shall, upon the receipt of notice of the commencement of any action against it or any person controlling it as aforesaid, in respect of which indemnity may be sought on account of any indemnity agreement contained herein, promptly give written notice of the commencement thereof to the party or parties against whom indemnity shall be sought under (a) or (b) above, but the failure to notify such indemnifying party or parties of any such action shall not relieve such indemnifying party or parties from any liability hereunder to the extent such indemnifying party or parties is/are not materially prejudiced as a result of such failure to notify and in any event shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party otherwise than on account of such indemnity agreement. In case such notice of any such action shall be so given, such indemnifying party shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume (in conjunction with any other indemnifying parties) the defense of such action, in which event such defense shall be conducted by counsel chosen by such indemnifying party or parties and reasonably satisfactory to the indemnified party or parties who shall be defendant or defendants in such action, and such defendant or defendants shall bear the fees and expenses of any additional counsel retained by them; but if the indemnifying party shall elect not to assume the defense of such action, such indemnifying party will reimburse such indemnified party or parties for the reasonable fees and expenses of any counsel retained by them; provided, however, if the defendants in any such action (including impleaded parties) include both the indemnified party and the indemnifying party and counsel for the indemnifying party shall have reasonably concluded that there may be a conflict of interest involved in the representation by a single counsel of both the indemnifying party and the indemnified party, the indemnified party or parties shall have the right to select separate counsel, satisfactory to the indemnifying party, whose reasonable fees and expenses shall be paid by such indemnifying party, to participate in the defense of such action on behalf of such indemnified party or parties (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (in addition to local counsel) representing the indemnified parties who are parties to such action). Each of EGSI, Issuer and the several Underwriters agrees that without the other party's prior written consent, which consent shall not be unreasonably withheld, it will not settle, compromise or consent to the entry of any judgment in any claim in respect of which indemnification may be sought under the indemnification provisions of this Underwriting Agreement, unless such settlement, compromise or consent (i) includes an unconditional release of such other party from all liability arising out of such claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such other party.

      In the event that the indemnity provided in paragraph (a) or (b) of this Section 11 is unavailable to or insufficient to hold harmless an indemnified party for any reason, EGSI , the Issuer and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Issuer and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Issuer and EGSI, on the one hand, and by such Underwriter, on the other hand, from the offering of the Bonds . If the allocation provided by the immediately preceding sentence is unavailable for any reason, EGSI, the Issuer and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of EGSI, the Issuer and the applicable Underwriter respectively in connection with the statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by EGSI, the Issuer or such Underwriter, as the case may be. EGSI, the Issuer and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 11, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act and each director or officer of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Issuer or EGSI within the meaning of either the Securities Act or the Exchange Act, each director, officer or manager of the Issuer or EGSI who shall have signed the Registration Statement and each director, officer or manager of the Issuer or EGSI shall have the same rights to contribution as the Issuer or EGSI , subject in each case to the applicable terms and conditions of this paragraph (d). The Underwriters' obligations in this Section 11 to contribute are several in proportion to the respective principal amounts of Bonds set forth opposite their names in Schedule II hereto and not joint. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute in excess of the amount equal to the excess of (i) the total underwriting fees, discounts and commissions received by it, over (ii) the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

    Termination.

    This Underwriting Agreement shall be subject to termination in the absolute discretion of the Representatives, by written notice given to EGSI and the Issuer prior to delivery of and payment for the Bonds, if prior to such time (i) there shall have occurred any change, or any development involving a prospective change, in or affecting either (A) the business, properties or financial condition of the Issuer or EGSI or (B) the Series A Transition Property, the Bonds, the Financing Order or the Financing Act, the effect of which, in either case and in the reasonable judgment of the Representatives, materially impairs the investment quality of the Bonds or makes it impractical or inadvisable to market the Bonds, (ii) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (iii) a banking moratorium shall have been declared either by federal, State of New York or State of Texas authorities, (iv) there shall have occurred a material disruption in securities settlement, payment or clearing systems, (v) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or (vi) there shall have occurred any terrorist act in the United States or any other calamity (including any natural calamity, such as an earthquake) or crisis or any change in financial, political or economic condition in the United States or elsewhere, if the effect of any such event specified in clause (v) or (vi), in the reasonable judgment of the Representatives, makes it impracticable or inadvisable to proceed with the offering or delivery of the Bonds as contemplated by the Final Prospectus (exclusive of any amendment or supplement thereto).

    Absence of Fiduciary Relationship. Each of the Issuer and EGSI acknowledges and agrees that the Issuer and EGSI , respectively, each have arm's length business relationships with Morgan Stanley & Co. Incorporated, First Albany Capital Inc., Loop Capital Markets, LLC and M.R. Beal & Company, and their respective affiliates that create no fiduciary duty on the part of Morgan Stanley & Co. Incorporated, First Albany Capital Inc., Loop Capital Markets, LLC and M.R. Beal & Company, and their respective affiliates in connection with all aspects of the transactions contemplated by this Underwriting Agreement, and each such party expressly disclaims any fiduciary relationship. Nothing in this Section is intended to modify in any way the Underwriters' obligations expressly set forth in the Underwriting Agreement.

    Notwithstanding any other provision of this Underwriting Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Issuer and EGSI (and each employee, representative or other agent of the Issuer or EGSI , as the case may be) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Issuer or EGSI relating to such tax treatment and tax structure. For purposes of the foregoing, the term "tax treatment" is the purported or claimed federal, state or local income tax treatment of the sale of the transition property, the collection of the transition charges or the payment on the Bonds, and the term "tax structure" includes any fact that may be relevant to understanding the purported or claimed federal, state or local income tax treatment of the transactions contemplated hereby.

    Notices. Unless otherwise specifically provided herein, all notices, directions, consents and waivers required under the terms and provisions of this Underwriting Agreement shall be in English and in writing, and any such notice, direction, consent or waiver may be given by United States first class mail, reputable overnight courier service, facsimile transmission or electronic mail (confirmed by telephone, United States first class mail or reputable overnight courier service in the case of notice by facsimile transmission or electronic mail) or any other customary means of communication, and any such notice, direction, consent or waiver shall be effective when delivered or transmitted, or if mailed, three days after deposit in the United States mail with proper first class postage prepaid, at the addresses specified below until otherwise provided, in writing, by the respective parties:

To Morgan Stanley:

  Morgan Stanley & Co. Incorporated
  1585 Broadway, 4th Floor
  New York, New York 10038
  Attention: Charles Atkins
  Telephone:  (212) 761-2653
  Facsimile:    (212) 507-2977

  With a copy to:
  Morgan Stanley & Co. Incorporated
  1221 Avenue of the Americas, 40th Floor
  New York, New York 10020
  Attention: James Y. Lee, Legal Department
  Telephone:  (212) 762-6148
  Facsimile:    (212) 507-4782

To EGSI:	Entergy Gulf States, Inc. 350 Pine Street Beaumont, Texas 77701 Attention: Treasurer
To the Issuer:	Entergy Gulf States Reconstruction Funding I, LLC Capital Center 919 Congress Avenue, Suite 840 Austin, Texas 78701 Attention: Secretary

  Successors. This Underwriting Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 11 hereof, and no other person will have any right or obligation hereunder.

  Applicable Law. This Underwriting Agreement will be governed by and construed in accordance with the laws of the State of New York.

  Counterparts. This Underwriting Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

  Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Issuer, EGSI and the Underwriters, or any of them, with respect to the subject matter hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among EGSI, the Issuer and the several Underwriters.

Very truly yours,

ENTERGY GULF STATES, INC.

By:
Name:
Title:

ENTERGY GULF STATES RECONSTRUCTION FUNDING I, LLC

By:
Name:
Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date specified in Schedule I hereto.

MORGAN STANLEY & CO. INCORPORATED

By:
Name:
Title:

SCHEDULE I

Underwriting Agreement dated June [ ], 2007

Registration Statement Nos.: 333-142252 and 333-142252-01

Representatives:

Morgan Stanley & Co. Incorporated

c/o
Morgan Stanley & Co. Incorporated
Address: 1585 Broadway, 4th Floor
New York, New York 10038
Attention: Charles Atkins

Title, Purchase Price and Description of Bonds:

Title: Entergy Gulf States Reconstruction Funding I, LLC Senior Secured Transition Bonds, Series A

	Total Principal Amount of Tranche	Bond Rate	Price to Public	Underwriting Discounts and Commissions	Proceeds to Issuer
Per Tranche A-1 Bond
Per Tranche A-2 Bond
Per Tranche A-3 Bond

Total

Original Issue Discount (if any):	$[ ]
Redemption provisions:	None
Other provisions:	None
Closing Date, Time and Location:	June [ ], 2007 , 10:00 a.m.; offices of Thelen Reid Brown Raysman & Steiner LLP; 875 Third Avenue, New York, NY 10022

SCHEDULE II

Principal Amount of Bonds to be Purchased

Underwriter	Tranche A-1	Tranche A-2	Tranche A-3	Total
Morgan Stanley & Co. Incorporated
First Albany Capital Inc.
Loop Capital Markets, LLC
M.R. Beal & Company
Total

SCHEDULE III

Schedule of Issuer Free Writing Prospectuses

A. Free Writing Prospectuses not required to be filed

Electronic Road Show

B. Free Writing Prospectuses Required to be filed pursuant to Rule 433

Preliminary Term Sheet

Pricing Term Sheet, dated June __, 2007

SCHEDULE IV

DESCRIPTIVE LIST OF UNDERWRITER PROVIDED INFORMATION

A: Pricing Prospectus

[To Come]

B. Final Prospectus

[To Come]